UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Commercial Supply Agreement

On July 31, 2013, VIVUS, Inc., or VIVUS or the Company, entered into a commercial supply agreement, or the Supply Agreement, with Sanofi Chimie, a wholly owned subsidiary of Sanofi.  Under the terms of the Supply Agreement, Sanofi Chimie will manufacture and supply the active pharmaceutical ingredient, or API, for VIVUS’s drug avanafil on an exclusive basis in the United States and other territories and on a semi-exclusive basis in Europe and Latin America.  Each year, VIVUS must purchase a minimum quantity of API from Sanofi Chimie.

The Supply Agreement has an initial five year term commencing on January 1, 2014 and will auto-renew for additional two year periods unless either party makes a timely election not to renew.  Either party may terminate the Supply Agreement for the other party’s uncured material breach or bankruptcy or in the event of a persistent force majeure event.

Item 7.01.  Regulation FD Disclosure.

In a press release issued on August 1, 2013, the Company announced its entry into the Supply Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by VIVUS, Inc. dated August 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVUS, Inc.

Date: August 2, 2013	By:	/s/ John L. Slebir
John L. Slebir Vice President, Business Development and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by VIVUS, Inc. dated August 1, 2013.